EXHIBIT 23.04

                                SCANA CORPORATION




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-49333 of SCANA Corporation on Form S-8, Registration Statements No. 333-18973, 333-37398 and 333-97555 of SCANA Corporation on Forms S-8 and Registration Statements No. 333-86803 and 333-68266 of SCANA Corporation on Forms S-3 of our report dated February 7, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles," effective January 1, 2002 and change in method of accounting for operating revenues associated with its regulated utility operations effective January 1, 2000 as discussed in Notes 1 and 2) incorporated by reference in this Annual Report on Form 10-K/A of SCANA Corporation Stock Purchase-Savings Plan for the year ended December 31, 2002.




s/Deloitte & Touche LLP
Columbia, South Carolina
April 16, 2003